Exhibit 99.2

中国上海市南京西路1515号静安嘉里中心一座10层 200040

10/F, Tower 1, Jing An Kerry Centre, 1515 West Nanjing Road, Shanghai 200040, China

电话  Tel: +86 21 6019 2600  传真  Fax: +86 21 6019 2697

电邮  Email: shanghai@tongshang.com  网址  Web: www.tongshang.com

LEGAL OPINION

To:                            Smart Share Global Limited

6th Floor, 799 Tianshan W Road

Changning District

Shanghai 200335

People’s Republic of China

March 12, 2021

Dear Sirs:

1.                           We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 5).  For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.                            We act as the PRC counsel to Smart Share Global Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (a) the proposed initial public offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”), representing Class A ordinary shares of par value US$ 0.0001 per share of the Company (the “Ordinary Shares”) (together with the ADSs, the “Offered Securities”), in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended), and (b) the Company’s proposed listing of the Offered Securities on the New York Stock Exchange or the Nasdaq Global Market.

3.                           In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (the “Documents”).

4.                           In examining the Documents and for the purpose of giving this Opinion, we have assumed without further inquiry:

(a)                      each and all of factual representations, warranties and statements of the Company, the PRC Subsidiaries and the Variable Interest Entity contained in the Documents are true, accurate and complete as of the date of this Opinion;

(b)                      the genuineness of all the signatures, seals and chops and the authenticity of the Documents submitted to us as originals, and the conformity with authentic original documents submitted to us as copies;

(c)                       the truthfulness, accuracy and completeness of all corporate minutes and resolutions of or in connection with the Company, the PRC Subsidiaries and the Variable Interest Entity as they were presented to us;

(d)                      the truthfulness, accuracy and completeness of all factual statements in the Documents and all other factual information provided to us by each of the Company, the PRC Subsidiaries and the Variable Interest Entity;

(e)                       the truthfulness, accuracy and completeness of the statements made by the Company, the PRC Subsidiaries and the Variable Interest Entity in response to our inquiries for the purposes of this Opinion;

(f)                        the Documents which have been presented to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented, except as noted therein;

(g)                       all parties thereto, other than the PRC Subsidiaries and the Variable Interest Entity, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder; and

(h)                      the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

5.                            The following terms as used in this Opinion are defined as follows:

“Zhixiang WFOE”	means Zhixiang Technology (Shanghai) Co., Ltd.

“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Subsidiaries”	means Zhicheng Technology (Shanghai) Co., Ltd. and Zhixiang WFOE.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Variable Interest Entity”	means Shanghai Zhixiang Technology Co., Ltd.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

6.                            Based upon and subject to the foregoing and the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that:

(1)                   Based on our understanding of the PRC Laws, (i) the ownership structures of Zhixiang WFOE and the Variable Interest Entity are not in violation of mandatory provisions of applicable PRC Laws; and (ii) the agreements under the contractual arrangements among Zhixiang WFOE, the Variable Interest Entity and its shareholders governed by the PRC Laws are valid and binding upon each party to such agreements and enforceable against each party thereto in accordance with their terms and applicable PRC Laws. However, there are substantial uncertainties regarding the interpretation and application of the PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC authorities will not take a view that is contrary to or otherwise different from our opinion stated above.

(2)                   The M&A Rules purport, among other things, to require an offshore special purpose vehicle controlled by PRC companies or individuals and formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval from the CSRC prior to publicly listing their securities on an overseas stock exchange. Based on our understanding of the PRC Laws, the CSRC’s approval is not required for the approval of the listing and trading of the Company’s ADSs on the New York Stock Exchange or the Nasdaq Global Market, given that (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the Prospectus are subject to the M&A Rules; (ii) the PRC Subsidiaries were directly established as wholly foreign-owned enterprises, and the Company has not acquired any equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the Company’s beneficial owners after the effective date of the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies the contractual arrangements among Zhixiang WFOE, the Variable Interest Entity and their shareholders as a type of transaction subject to the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

(3)                   The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statements of PRC tax law, are accurate in all material respects.

7.                            This Opinion is subject to the following qualifications:

(a)                               This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(b)                               We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents.

(c)                                This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(d)                               This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference of our name under captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices